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                                                                  EXHIBIT 10.117

                         PRODUCER - COMPANY AGREEMENT


     THIS AGREEMENT, made this 15th day of May, 1996, by and between REGIONAL BENEFITS INSURANCE SERVICES (hereinafter referred to as the "Company") with principal offices at 6200 Canoga Avenue, Woodland Hills, CA 91367-2402, and GULF ATLANTIC MANAGEMENT GROUP, INC. (hereinafter referred to as the "Producer"), a Florida Corporation, with principal offices at 1901 West Cypress Creek Road, Fort Lauderdale, Florida 33340.

     The parties hereto agree as follows:

     1. The Company is a duly licensed General Agent with authority to produce and administer workers' compensation insurance and accident and health business from "insurers" which are companies authorized to transact workers' compensation insurance and/or accident and health business in various states. A non-limiting list of current insurers is attached hereto as Addendum "A".

     2. The Producer is a duly licensed General Agent who, for purposes of this agreement, is an independent contractor, not an employee of the Company, and is subject to requirements imposed by law, the terms of this Agreement, the insurers' maximum volume limits, and the underwriting rules and regulations of the Company.

     3. The Company hereby grants authority, and that authority only, to the Producer initially in the State of Florida, to solicit and accept applications for workers' compensation and employers liability and accident and health insurance on behalf of the insurers from insureds with a minimum potential standard premium of $75,000, which applications shall be immediately submitted to the Company for acceptance or rejection. For the purpose of this Agreement, "standard premium" shall mean manual premium multiplied by experience modification factors as defined by Florida Statute.

     4. The Producer agrees to keep a true and complete record and account for all business transacted for or on behalf of the Company, and to report all risks assumed and forward all applications to the Company for acceptance as soon as practical after the effective date thereof.

     5. The Company shall accept or reject such application submitted by the Producer on behalf of the insurers within a reasonable time of receipt thereof based upon the information provided, and advise the Producer accordingly, it being expressly understood and agreed that the decision whether to accept or reject any application is the responsibility of the Company. The Producer shall have no authority to make, add to, or in any way alter, any policy of insurance or other contract affecting the insurer or the Company, nor to waive any of the insurer or Company's rights thereunder without prior written approval.

     6. The Company shall issue Policies and binders on behalf of the insurers through the Producer who will distribute same through Producer's network of duly licensed insurance brokers,

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agents and producers in Florida (collectively referred to as "agents").  The
Producer is also granted authority to collect and receipt for premiums thereon.

     7. The Producer agrees that all monies or funds of the insurer or of the Company from whatever source received, and all premiums collected on policies issued through the Company, less only:

         i) commissions payable to sub-agents at the rates outlined in Addendum "B" attached hereto;
         ii) an overriding commission to the Producer of six and one-half percent (6-1/2%) of standard premium;
         iii)   an expense constant of $140 per policy to the Producer;

         shall be held as a fiduciary trust and be paid to a bank account to be established and controlled by the Company within seven (7) days of receipt of same by the Producer and shall not be used for any other purpose whatsoever. It is also understood and agreed that in the event the Producer produces between $10,000,000 and $15,000,000 in standard premium to the insurers, net of bad debts, during any term, then the Producer shall be entitled to an additional commission of one percent (1%) of the total premium earned during such term and in the event the Producer produces in excess of $15,000,000 in standard premium to the insurers, net of bad debts, during any term, then the Producer shall be entitled to an additional commission of two percent (2%) of the total premium earned during such term.

     8. The Company shall establish a separate bank account to be established and controlled by the Company in Fort Lauderdale, Florida, and funded with and thereafter maintained at the level of $25,000 (initial funding, to be increased as demand warrants) which the Producer may draw upon to pay claims; in accordance with claims settling decisions made by the Company.

     9. The Producer agrees that any credit extended for the payment of premiums shall be at the sole risk of the Producer, and that the Producer will account for and pay over to the Company all premiums on such business and will remit premiums and render account reports to the Company not later than 45 days following the end of the month after Company billing for new premiums, additional premiums, renewal premiums and additional premiums developed by audit. The Producer shall not offset balances due under one contract with any offset due under any other contract. The Producer may be relieved from responsibility for payment of uncollectible workers' compensation final audits by turning back said final audits to Company for direct collection within 30 days of Producer's knowledge of a collection problem. Producer will be relieved of responsibility for payment of final workers' compensation audit billings caused by fraudulent reporting provided that Producer provides Company documentary evidence of such fraudulent reporting within 30 days from the date of the final workers' compensation audit billing. Only three and one half percent (3 1/2%) commission will be paid on amounts turned back to the Company for direct collection, and failure to timely turn back said final audits will not relieve Producer from liability for the premium. Producer will also be relieved of responsibility for payment of uncollected premium caused by intentional acts of premium avoidance by insureds if reported to Company by Producer within 30 days from the date of the final workers compensation audit billing. If the insured has sought administrative remedies regarding a disputed final workers' compensation audit during the initial

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30 day notice period, the 30 day notice period set forth above shall be stayed until the administrative remedy is exhausted.

     10. The omission of any item(s) from a monthly statement shall not affect the responsibility of either party to account for and pay all amounts due the other, nor shall it prejudice the rights of either party to collect all such amounts due from the other.

     11. The Producer is authorized to advance premiums on behalf of policyholders, in which event the Producer accepts full responsibility for such premiums.

     12. The Producer agrees that the above terms create a guarantee by the Producer for the payment of all premiums under the above payment terms.

     13.  The Producer:

          (a) will provide all usual and customary services of an insurance producer on all insurance contracts produced hereunder, including sales, advertising, marketing, loss control, billings, collections, guaranteeing payment of premium, and production of cancellation notices and reports;
          (b) will provide claims administration and managed care support to the Company, it being expressly understood and agreed that actual decisions regarding claims adjustment, settling and reserving levels in relation to those claims remain the responsibility of the Company. If any revenues are generated by the application of loss conversion factors to paid claims under any given policy, the Producer shall be entitled to receive 50% of such revenues above a base conversion factor of 1.03;
          (c) will exercise its authority personally or through its authorized employees;
          (d)   may represent other companies;
          (e)   will exercise exclusive and independent control of its time;
          (f) will provide Company with a current certificate of errors & omissions insurance and crime policy with limits of $5,000,000;
          (g) will obtain prior written approval of Company prior to issuing any advertisement, circular, pamphlet, or other publication which includes references to Company or insurers; and
          (h) will utilize its best endeavors to produce a minimum of $10,000,000 in standard premium to the insurers, net of bad debts, during each term.

     14. The Company shall not be responsible for any Producer expenses, including rent, transportation, clerical hire, fees, postage, telegrams, telephone, advertising or any other expense in connection with the operation or maintenance of the Producer's office, nor shall it discharge or incur any liability whatsoever under any policy issued through this Agreement. The Company shall be responsible for postage relating to the handling and/or processing of policies and endorsements. All marketing-related postage shall be to the charge of Producer.

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     15.  The Company reserves the right to cancel any policy by direct notice to the insured, and in the event return premiums are refunded thereon by reason of cancellation, rescission or otherwise, the Producer shall immediately return to the Company the overriding commission originally retained by it, prorated to the amount of the premium refunded.

     16. This Agreement supersedes all previous agreements, whether oral or written, between the Company and the Producer. Any amendments and changes to this Agreement must be in writing and specify the effective date. The Producer may not assign this Agreement directly or indirectly, in whole or in part, without prior written approval of Company.

     17. In the event of termination of this Agreement, the Producer having promptly accounted for and paid over premiums for which he may be liable, the Producer's records and the use and control of expirations shall be its property; otherwise, the records, use and control of all business placed with the insurers, including, but not limited to, policy and claims files shall remain the property and responsibility of the Company, and Company shall have the right to direct bill and direct collect premiums.

     18.  The Producer is not authorized to bind policies of insurance.

     19. The term of this Agreement is two years effective May 15, 1996, and will be automatically renewed for subsequent consecutive one-year terms unless the notice specified below in this paragraph is given. During the term of this Agreement Producer agrees that, other than working with Clarendon National, Producer will not submit workers' compensation business to any other source other than Company. This Agreement may be amended at any time in writing by mutual consent or it may be terminated at any time by mutual consent upon written agreement. The Company may suspend the authority of the Producer during the pendency of any dispute regarding any event of default. Either party may terminate this Agreement by giving 90 days (180 days after this Agreement has been in force for a two-year period) advance written notice to the other. No advance written notice of termination is necessary in those instances in which:

          (a) the other has failed to comply with the provisions of this Agreement;
          (b) the Producer has failed to remit funds within 10 days after receiving written notice that the time limits set forth in paragraph 9 have not been met;
          (c) the other has had its license suspended or revoked by the Florida Commissioner of Insurance;
          (d) the other has engaged in fraudulent acts affecting its relationship with the Company or its insureds;
          (e)   the other becomes insolvent;
          (f)   the Producer has failed to pay premiums; or
          (g)   the Company or an insurer has failed to pay claims.

     20. Upon the receipt by the Producer of written notice of termination, the Producer shall immediately remit to the Company all fiduciary funds held for the benefit of the insurers or the

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Company, and forward any deposit premium accepted thereafter immediately to the
Company. Upon the receipt by either party of written notice of termination, both shall also immediately return to the other all forms and other property of the other in its possession.

     21.1 Any dispute arising out of, or relating to, this Agreement or the enforcement hereof, may be determined by a board of arbitration meeting in Fort Lauderdale, Florida. The laws of the State of Florida shall govern the interpretation and application of this Agreement and the enforcement of the arbitration award. Either party (hereinafter called the "Claimant") may commence an arbitration by serving a written Demand for Arbitration upon the other party (hereinafter called the "Respondent").

     21.2  Board of Arbitration.  The Board of Arbitration shall be composed of
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two arbitrators and an umpire. Each member of the Board of Arbitration shall be active or retired officials of insurance or insurance management companies (other than the parties or their affiliates). Each party shall appoint its arbitrator, and the two arbitrators shall choose an impartial umpire. The Claimant shall name its arbitrator in the Demand for Arbitration. If the Respondent fails to appoint its arbitrator and to notify Claimant of such appointment within twenty (20) business days of receipt of the Demand for Arbitration, the Claimant may also appoint the second arbitrator within ten (10) business days after the expiration of said twenty-day period. If the two arbitrators fail to agree upon the appointment of an umpire at the end of twenty
(20) business days following the appointment of the second arbitrator, then the umpire shall be appointed by the American Arbitration Association (or its successor) in accordance with its then prevailing commercial arbitration rules.

     21.3 The Claimant shall submit to the arbitrators, the umpire and the Respondent its initial statement of claim within twenty (20) business days after the appointment of the umpire. The Respondent shall submit its statement to the arbitrators, the umpire and the Claimant within twenty (20) business days after receipt of the Claimant's statement. The Claimant may submit a reply statement within ten (10) business days after receipt of Respondent's statement. No other written statements shall be submitted by either party unless requested to do so by the entire Board of Arbitration.

     21.4 Any hearing shall commence within thirty (30) business days after submission of Claimant's reply statement, or after submission of Respondent's statement if Claimant does not submit a reply statement, and shall be held at a time and place determined by the Board of Arbitration. The Board of Arbitration shall consider this Agreement an honorable engagement rather than merely a legal obligation, and shall make its decision with regard to the custom, practice and usage of the insurance and reinsurance business. The hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (or its successor); strict rules of evidence need not be followed, but written evidence and evidence in the form of testimony may be taken and cross-examination and rebuttal may be allowed.

     21.5 The Board of Arbitration shall make its award in writing within forty-five (45) days following the termination of the hearing (or any continued hearing) unless the parties consent to an extension. The majority decision of the Board of Arbitration shall be final and binding on all parties to the proceeding. Judgment may be entered on the award in any court having jurisdiction thereof.

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     21.6  Each party shall bear the expense of its own arbitrator and shall jointly and equally bear the expense of the umpire. The other costs of the arbitration proceeding shall be allocated by the Board of Arbitration. In the event of subsequent actions or proceedings to enforce any rights hereunder, including, without limitation, any proceeding to enter judgment on the award, the prevailing party shall be entitled to recover court costs and its reasonable attorneys' fees.

     22. In the event that any legal action is commenced by either party to enforce the terms of this Agreement, the prevailing party in such legal action shall be entitled to, in addition to any other remedies provided hereunder or by law, its reasonable attorneys' fees and costs incurred in such action. It is expressly agreed that any litigation related to or connected with this Agreement shall be subject only to the jurisdiction of the courts within the State of Florida, both federal and state, and no other jurisdiction.

     23. Either party must notify the other in writing if there is a change in ownership of 10% or more of its outstanding stock or if there is a change in any of its principal officers or directors.

     24. During the term of this Agreement, both the Company and the Producer may disclose proprietary information to each other. Both agree not to ever disclose said proprietary information to any third parties, either during this Agreement or after its termination.

     25. In the event that commissions are earned by either party as a result of the utilization of Accident and Health products by insureds produced under this Agreement, then that party will share any such commission equally (50/50) with the other.

     IN WITNESS WHEREOF, the Company and the Producer have caused this Agreement to be executed on the day and year first above written.

GULF ATLANTIC MANAGEMENT GROUP, INC.
(PRODUCER)



By:_________________________________

Title:______________________________


REGIONAL BENEFITS INSURANCE SERVICES
(COMPANY)


By:_________________________________
          James K. Hindes
Title:    Vice President
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                                 Addendum "A"

                           LIST OF CURRENT INSURERS
                           ------------------------


The Pacific Rim Assurance Company               MetraHealth

Blue Cross/Blue Shield - AZ                     Harden & Co./National Med

Health Plan Services:                           Greater Pacific-California
  United World
  Boston Mutual                                 Reliance Insurance Company
  Celtic Life

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                                 Addendum "B"

                             SUB-AGENT COMMISSIONS
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The commissions payable to Producer's licensed sub-agents shall be payable on a risk-by-risk basis at a rate between 8-10%.

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